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[LOGO]
INTEGRITY LIFE INSURANCE COMPANY
WORTHINGTON, OHIO


PRINCIPAL EXECUTIVE OFFICE:
515 West Market Street, 8th Floor
Louisville, KY 40202



Integrity Life Insurance Company, in consideration of the Contribution specified herein, agrees to make the payments as provided under this agreement, subject to all provisions of this agreement.

The provisions of this agreement shall be construed in accordance with the laws of the issuer's state of domicile (that is, Ohio) without regard to the conflicts of law provision thereof.

Signed by our President and Secretary on the Effective Date.



        /s/ [ILLEGIBLE]                        /s/ John R. Lindholm
        --------------------------------       -------------------------------
        Secretary                              President



SEPARATE ACCOUNT GROUP ANNUITY CONTRACT
INDEXED INTEREST RATE
NONPARTICIPATING








POLICY FORM NUMBER SAFUNDAGR-INT-97

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SCHEDULE PAGE


      OWNER -                          BRAVO Trust Series 1997-1


      AGREEMENT NUMBER -               IFA00141ST


      EFFECTIVE DATE -                 November 25, 1997


      MATURITY DATE -                  October 15, 2002 (or the latest date to
                                       which this Agreement has been extended
                                       pursuant to Section 8.11 hereof or
                                       such earlier date on which a full
                                       withdrawl under the provisions of the
                                       Custody Agreement (as defined below)
                                       has occurred).

      INITIAL CONTRIBUTION -           $500,000,000.00


      EXPENSE OR SERVICE CHARGES -     None (except as may be agreed upon by the
                                       parties hereto)


      INTEREST ACCUMULATION PERIODS -  Interest payable shall be accumulated on a quarterly basis as follwos:  (i)
                                       the Effective Date through January
                                       14,1998 (the "Initial Stub Period"),
                                       (ii) after the Initial Stub Period,
                                       each quarter thereafter beginning from
                                       15th day of such quarter thereafter
                                       through the 14th day following the end
                                       of such calendar quarter (i.e.,
                                       January 15th through April 14th, April
                                       15th through July 14th, July 15th
                                       through October 14th, October 15th
                                       through January 14th, and (iii) the
                                       stub period, if any, from the 15th day
                                       after the end of the final full
                                       quarter prior to this agreement's
                                       applicable Maturity Date through such
                                       Maturity Date (the "Final Stub
                                       Period").


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      INTEREST PAYMENT DATES -         Interest shall be paid no later than
                                       noon, Eastern Time, on each October
                                       15th, January 15th, April 15th and
                                       July 15th, and on the Maturity Date,
                                       provided that, if any such day is not
                                       a Business Day, then on the next
                                       Business Day thereafter.

      INDEX VALUE -                    Three Month LIBOR + 25 basis points
                                       (i.e., three month LIBOR + .25%).
                                       Three Month LIBOR (London Interbank
                                       Offered Rate) shall be the British
                                       Bankers Association fixing of the
                                       three month LIBOR rate at 11:00 a.m.
                                       (London time) on that day which is two
                                       LIBOR-Based Business Days prior to the
                                       beginning of the applicable Interest
                                       Accumulation Period, as reported on
                                       Bloomberg L.P.'s Financial Markets
                                       Commodities News ("Bloomberg") under
                                       the Ticker Symbol US0003M, on display
                                       page 3750 (or such other page as may
                                       replace that page on that service) on
                                       the Dow Jones Telerate Service
                                       ("Telerate"), or on any other
                                       nationally recognized service approved
                                       by You. Should there be a discrepancy
                                       between the Bloomberg and Telerate
                                       reporting of the three month LIBOR
                                       rate mentioned above, then the
                                       Telerate rate shall be used.

      GROUP - Beneficial owners of Trust Certificates issued by BRAVO Trust Series 1997-1


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TABLE OF CONTENTS                                                         PAGE


Section 1 Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

Section 2 Deposit Fund. . . . . . . . . . . . . . . . . . . . . . . . . . . 3

Section 3 Credits to and Value of Deposit Fund. . . . . . . . . . . . . . . 4

Section 4 Payments and Withdrawals. . . . . . . . . . . . . . . . . . . . . 5

Section 5 Separate Accounts . . . . . . . . . . . . . . . . . . . . . . . . 6

Section 6 Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

Section 7 Annuity Purchases . . . . . . . . . . . . . . . . . . . . . . . . 8

Section 8 General Provisions. . . . . . . . . . . . . . . . . . . . . . . . 9














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SECTION 1 - DEFINITIONS

1.01     DEFINITIONS

     "BUSINESS DAY" means any calendar day that is not (a) a Saturday, (b) a Sunday, (c) a federally-declared national bank holiday, (d) a federally-declared national holiday, or (e) an official holiday declared by and recognized in either The Commonwealth of Kentucky or the State of Minnesota.

     "COMBINED ASSETS" means the Separate Account assets and the Supporting Separate Account assets held in the Custody Account.

     "CONTRIBUTION" means a cash payment pre-approved by Us which You make to Us, and We accept, for credit to the Deposit Fund.

     "CUSTODIAN" means First Trust National Association or its successor under the Custody Agreement.

     "CUSTODY ACCOUNT" means the Main Custodial Account and the Supporting Custodial Account.

     "CUSTODY AGREEMENT" means the custodial agreement among You, Us, the Custodian and Bayerische Landesbank Girozentrale, New York Branch which governs the terms of the Custody Account.

     "DEPOSIT FUND" means the liability account established by Us on Our books and records in accordance with Section 2 hereof for the purpose of providing payments pursuant to Section 4 hereof.

     "EARLY CERTIFICATE MATURITY EVENT" has the meaning set forth in the Custody Agreement.

     "EARLY FUNDING AGREEMENT TERMINATION EVENT" has the meaning set forth in the Custody Agreement.

     "EFFECTIVE DATE" means the first Business Day upon which the Contribution has been received by Us prior to 10:00 a.m. EST, as set forth on the Schedule Page.

     "INTEREST ACCUMULATION PERIOD" means the quarterly period between scheduled interest payments as set forth on the Schedule Page.

     "INTEREST PAYMENT DATES" mean the dates upon which interest payments are to be made under this agreement as set forth on the Schedule Page.


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     "INVESTMENT GUIDELINES" means the guidelines agreed upon from time to time by Us and the Liquidity Provider for the Senior Securities (subject to any applicable Rating Agency parameters) which govern the asset classes and amounts in which the Combined Assets supporting the amount of the Deposit Fund and any accumulations thereon may be invested.

     "LIBOR-BASED BUSINESS DAY" means any day that LIBOR is calculated and published publicly (electronically or otherwise).

     "LIQUIDITY AGREEMENT" means the Standby Trust Certificate Purchase Agreement dated as of November 25, 1997, among the Trust, Bayerische Landesbank Girozentrale, New York Branch, and Integrity Life Insurance Company.

     "LIQUIDITY PROVIDER" means Bayerische Landesbank Girozentrale, New York Branch, or any successor thereto as liquidity provider under the Liquidity Agreement.

     "MAIN CUSTODIAL ACCOUNT" means that certain segregated custodial sub-account maintained with the Custodian pursuant to the terms of the Custody Agreement which, in combination with the Supporting Custodial Account, contains the assets supporting the Deposit Fund.

     "MARKET AGENT" means Bayerische Landesbank Girozentrale, New York Branch, or any successor thereto under the Market Agent Agreement.

     "MARKET AGENT AGREEMENT" means the Market Agent Agreement dated the date hereof between the Market Agent and You.

     "MATURITY DATE" refers to the Maturity date set forth on the Schedule
     Page.

     "RATING AGENCIES" means Standard & Poor's Ratings Services and Moody's Investors Service, Inc.

     "SCHEDULE PAGE" means the pages designated as such which immediately follow this agreement's initial, manually signed cover page.

     "SENIOR SECURITIES" means the Class A Trust Certificates issued by the
     Trust.

     "SEPARATE ACCOUNT" means Separate Account IV established by Us pursuant to the provisions of Section 3907.15 of the Ohio Revised Code to hold, inter alia, the assets which, in combination with the assets held in the Supporting Separate Account, support the Deposit Fund.

     "SUBORDINATE SECURITIES" means the Class B Trust Certificates issued by the Trust.


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     "SUPPORTING CUSTODIAL ACCOUNT" means that certain segregated custodial sub-account maintained with the Custodian pursuant to the terms of the Custody Agreement which holds any amounts contributed to such account in support of Our payment obligations under this agreement which are additional to any amounts held in the Main Custodial Account.

     "SUPPORTING SEPARATE ACCOUNT" means Separate Account V established by Us pursuant to the provisions of Section 3907.15 of the Ohio Revised Code to support Our payment obligations under this agreement which Separate account shall be additional to, and established in support of, the Separate Account.

     "TRUST" means the BRAVO Trust Series 1997-1.

     "WE", "US, AND "OUR" refers to Integrity Life Insurance Company.

     "WEEKLY VALUATION" means the valuation of the assets held in the Main Custodial Account and the Supporting Custodial Account which is to be performed by the Custodian pursuant to the Custody Agreement on a weekly basis and to be provided to You on the last Business Day of each week during the term of this Agreement.

     "YOU", "YOUR", AND "YOURS", refers to the Owner named on the Schedule
     Page.


SECTION 2 - DEPOSIT FUND

2.01      CONTRIBUTIONS

     A Deposit Fund shall be established by Us on Our books and records upon receipt by Us of the payment of the Initial Contribution. Contributions shall be credited to the Deposit Fund (i) on the date received by the Custodian if prior to 12:00 NOON, Eastern Standard Time, provided that notice is received by the Custodian in writing at least one day prior thereto and (ii) otherwise on the following Business Day.

2.02      STATEMENTS

     Once a week on the last Business Day of the week, We will provide or cause to be provided to You, the Liquidity Provider and any other person You or the Liquidity indicates to Us a statement comparing the market value of the Combined Assets with the amount of the Deposit Fund, both compared as of the penultimate Business Day of such week. In addition, We will cause the Custodian to supply You and Us a copy of (or electronic access to) the Weekly Valuation promptly upon its completion.


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2.03      CURRENCY

     All payments of cash made to or by Us shall be payable in U.S
     Dollars.

SECTION 3 - CREDITS TO AND VALUE OF DEPOSIT FUND

3.01      INDEX VALUE

     The Daily Factor used to determine interest credited hereunder shall be calculated as follows: DAILY FACTOR = (INDEX VALUE) /360.

3.02      AMOUNT OF DEPOSIT FUND

     On the 15th day following the end of any calendar quarter (except any quarter following the Maturity Date), the amount of the Deposit
     Fund shall be equal to (a), plus (b), minus (c) minus (d), where;

     (a) is the amount of the Deposit Fund as of the close of business on, as applicable, the Effective Date (in the case of the first such determination hereunder) or the 15th day following the end of the previous calendar quarter (i.e., October 15th in the case of a January 15 determination, January 15th in the case of an April 15th determination, April 15th in the case of a July 15th determination, and July 15th in the case of an October 15th determination);

     (b)  is (a) times the actual number of days in the previous
          Interest Accumulation Period times the Daily Factor applicable to such Interest Accumulation Period;

     (c) is any authorized payment, charge or withdrawal during the previous Interest Accumulation Period; and

     (d) is (c) times the Daily Factor applicable to such Interest Accumulation Period times the actual number of days from the date such payment, charge or withdrawal was effective through the end of such Interest Accumulation Period, inclusive.

     Interest shall be credited daily and paid out in cash on the Interest Payment Dates. On any day other than the 15th day of a quarter, the amount of the Deposit Fund shall be determined on a basis consistent with that used in this Section 3.02. The amount of the Deposit Fund will never be less than the total amount of the Initial Contribution; plus interest credited; less payments and withdrawals with interest (based on the Index Value).

3.03      NONPARTICIPATING

     This is a nonparticipating contract. It will not share in Our surplus or profit. Our obligation to credit interest to the amount of the Deposit Fund is absolute and unconditional and does not depend on Our surplus or profit. If the Combined Assets are insufficient to pay You the


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     amount of the Deposit Fund, then We have an obligation to pay any such shortfall from Our general account.

SECTION 4 - PAYMENTS AND WITHDRAWALS

4.01      PAYMENTS

     Interest payments shall be made on the Interest Payment Dates. Except as set forth in Section 6.01 hereof, the then-existing amount of the Deposit Fund shall be paid on the Maturity Date.

4.02      PAYEE

     We will make all payments to the payee You designate in writing, unless prohibited by law.

4.03      METHOD OF PAYMENT

     Payments shall be charged against the Deposit Fund as of the date they are made. Payments (other than to purchase annuities) shall be made by wire transfer. If on a due date the Federal Reserve Wire Transfer system is closed, payment will be made on the first Business Day such system is subsequently open.

4.04      WITHDRAWALS

     Withdrawal of the assets supporting the Deposit Fund prior to the maturity of this agreement may not be made except as provided in the Custody Agreement, as it may be amended from time to time, and shall be made at the times required for such withdrawals by the Custody Agreement, as so amended.

4.05      CERTIFICATION OF TRANSFERS AND WITHDRAWALS

     Prior to or concurrently with the allocation of a transfer of any general account asset of Integrity to the Separate Account or the Supporting Separate Account and the transfer of such assets to the Main Custodial Account and the Supporting Custodial Account, we shall deliver a certificate to the Custodian and Rating Agencies to the effect that:

     1. The allocation and transfer have been approved by the superintendent of insurance of Our then-current state of domicile; or


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     2.   The allocation and transfer are made solely to support the guarantees of the policies, annuities, or other contracts identified with the Separate Account and the Supporting Separate Account; and in addition that:

          (i) such transfer is of cash or securities having a readily determinable market value;

          (ii) no Early Certificate Maturity Event has occurred and is continuing;

          (iii) Integrity has received fair consideration for such transfer under this agreement; and

          (iv)   Integrity is not insolvent.

     Prior to or concurrent with a withdrawal by Integrity of any cash from the Separate Account or the Supporting Separate Account or from the Main Custodial Account or the Supporting Custodial Account, we shall deliver a certificate to the Custodian and the Rating Agencies to the effect that:

     1.   (i)    The withdrawal is approved by such superintendent of
                 insurance; or

          (ii) The withdrawal is of amounts previously allocated to the Separate Account or the Supporting Separate Account which are no longer needed to support the guarantees of the policies, annuities, or other contracts identified therewith; and in addition that:

                 (A)  such withdrawal is of cash;

                 (B) no Early Certificate Maturity Event has occurred and is continuing; and

                 (C)  Integrity is not insolvent.

     2. The withdrawal will not result in the market value (as determined by the Custodian) of the assets in the Separate Account and the Supporting Separate Account falling below 102% of the then-applicable value of the Deposit Fund.

SECTION 5 - SEPARATE ACCOUNTS

5.01      NATURE OF THE SEPARATE ACCOUNTS

     We shall allocate the Initial Contribution to the Separate Account, and transfer same to the Main Custodial Account, immediately upon receipt. Concurrently therewith We shall


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     allocate an additional $10 million to the Supporting Separate Account and transfer same to the Supporting Custodial Account. As a result, the Combined Assets equal to the reserves and other contractual liabilities under this agreement shall not be chargeable with liabilities arising out of any other business of Ours. In addition, the income, gains, and losses on such assets shall only be credited to or charged against the assets held in the respective Separate Accounts without regard to Our other income, gains or losses. Under Ohio law (and subject to the foregoing stipulations), We will own the assets placed in the Separate Account and the Supporting Separate Account, and We will not be, or hold ourselves out to be, a trustee in respect of such assets.

5.02      REQUIRED ASSET MAINTENANCE LEVEL

     Subject to the provisions of Section 2.7(a)(ii)(B) of the Custody Agreement, during the term of this Agreement the market value of the Combined Assets (based upon the then-applicable Weekly Valuation) shall be maintained at not less than 102% of the then-applicable amount of the Deposit Fund (the "Required Asset Maintenance Level"), provided, however, that after the date hereof it shall not be a breach of this agreement or an "Early Certificate Maturity Event" or a "Margin Deficit" under the Custody Agreement as long as Integrity maintains the market value of the Combined Assets at no more than $1 million below the Required Asset Maintenance Level. In the event that the market value of the Combined Assets declines below the Required Asset Maintenance Level in an amount greater than $1 million, We shall within the time period required by the Custody Agreement add sufficient additional assets to the Supporting Custodial Account so that the market value of the Combined Assets is again equal to or greater than the Required Asset Maintenance Level.

SECTION 6 - TERMINATION

6.01      PROCEDURE AND TIMING

     Upon the occurrence of an "Early Certificate Maturity Event" or an "Early Funding Agreement Termination Event", on the appropriate dates set forth in Section 2.8 of the Custody Agreement, the Custodian shall pay the then-applicable amount of the Deposit Fund to You. Except upon payment of the full then-applicable amount of the Deposit Fund as set forth in the preceding sentence, this Agreement shall not be terminated prior to the Maturity Date.

6.02      EFFECT OF TERMINATION

     On and after the date written notice of termination is received by us:

     (1) No further Contributions shall be pre-approved or accepted by Us under this agreement except upon Our written consent; and


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     (2)  We shall continue to credit the Deposit Fund with interest as described in Section 3 hereof, up to but not including the date of termination.

6.03      METHOD OF DISTRIBUTION

     Subject to the provisions of Section 8.12 hereof, the amount of the Deposit Fund as determined by such Section 3 shall be paid to You in cash in one lump sum, or by another method if mutually agreed upon by Us and You.

6.04      DISCHARGE OF LIABILITY

     Full distribution of assets equal to the amount of the Deposit Fund by Us in accordance with this Section 6 or Section 4 hereof shall constitute a full discharge of Our liability with respect to this Agreement.

SECTION 7 - ANNUITY PURCHASES

7.01      PURCHASE PROVISIONS

     Upon Your duly authorized written direction, We shall apply cash payments to purchase an annuity or annuities for such person or persons who are members of the Group in such manner and amounts and upon such terms and conditions as are specified by You and agreed upon by Us. Such annuity shall be purchased on the date of the cash payment at Our annuity purchase rate in effect on that date.

7.02      MAXIMUM ANNUITY PURCHASE RATES

     The maximum annuity purchase rate at attained age 65 is $191.20 per each $1.00 if monthly benefit guaranteed to be paid for 10 years, and for as long thereafter as the designated life survives. This rate does not include premium taxes, if any.

     Actual purchase rates available at the time of an annuity election may result in a larger benefit amount. In no case will these purchase rates exceed the maximum rates. Additional payment plans may also be available.

7.03      SMALL ANNUITIES

     We reserve the right to make annuity payments at three-, six-, or twelve-month intervals, or in a single lump sum, if necessary to comply with Our minimum payment rules in effect at the time the annuity option is selected.


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7.04      PROOF OF AGE AND SURVIVAL

     We reserve the right to request proof that any person or persons for whom an annuity has been requested is living on the date of the cash payment. We also reserve the right to request proof of age of any such person or persons.

7.05      SUPPLEMENTAL CONTRACTS

     We shall issue to the Owner for delivery to each person for whom an annuity has been provided or purchased pursuant to this agreement a supplemental contract summarizing the principal provisions of such annuity.

SECTION 8 - GENERAL PROVISIONS

8.01      SYNCHRONIZED MATURITY PERIODS

     Each maturity period applicable to the Senior Securities shall end on an Interest Payment Date. You agree that, although You or any Market Agent with respect to the Senior Securities may from time to time change the length of the maturity period(s), all Senior Securities issued by You at any particular time shall have identical (i.e. "synchronized") maturity periods. Any and all remarketing agents utilized with respect to the Senior Securities shall be appointed by You in consultation with the Liquidity Provider but only with Our consent with respect to identity and compensation, which consent shall not be unreasonably withheld.

8.02      NOTIFICATION OF REMARKETING RESULTS

     You agree to notify Us in writing of the results of each failed remarketing effort with respect to the Senior Securities within a reasonable time thereafter.

8.03      PRIOR APPROVAL OF USE OF OUR NAME

     You agree that You will obtain Our approval of any marketing or other materials containing references to Our (or Our affiliates') name(s), logo(s), trademark(s) or product(s) prior to use of such material in any manner whatsoever.

8.04      ISSUANCE OF SECURITIES

     You agree that, during the term of this agreement, the Trust shall not engage in the issuance of more than $500 million of combined value of Senior Securities and Subordinated Securities without Our prior approval. Any securities issued by the Trust shall be without recourse to any of Our assets. In addition, any Senior Securities issued by the Trust during


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     the term of this agreement (including any and all remarketings thereof)
     shall bear interest at a rate equal to a rate that is determined by the Market Agent, in consultation with the then-current remarketing agent(s) applicable to the Senior Securities, and Integrity each using their reasonable good-faith judgment and based upon then-comparable issuers and securities.

8.05      AMENDMENT OF AGREEMENT

     The terms and conditions of this agreement, including, without limitation, its Maturity Date, may be changed at any time by written agreement between You (and/or Your designee) and Us. Changes are not valid unless made in writing and signed by one of Our officers and Your
     Trustee. Unless otherwise required by applicable state insurance regulatory authorities, no amendment may be made if a Rating Agency determines (after receiving prior written notice of such contemplated amendment) such amendment would adversely affect the rating it has assigned to the Senior Securities. If any such amendment is required by a state insurance regulatory authority and results in one or both of the Rating Agencies lowering or withdrawing their then-current rating of the Senior Securities, then the provisions of Section 2.7(a)(iii)(C) of the Custody Agreement shall be applicable. No agent, broker, or other representative has the authority to change this agreement or to waive any of its provisions.

8.06      NOTICE

     Any notice, directive, certificate, or other writing required by the provisions of this agreement to be delivered to Us shall be delivered at Our Principal Executive Office at 515 West Market Street, 8th Floor, Louisville, Kentucky 40202. Any notice, certification or other writing required by the provisions of this agreement to be delivered to You shall be delivered at Your address as designated in writing by You.

8.07      ASSIGNMENT

     No resale, transfer, pledge or other assignment shall be effective without (i) Our consent and Our prior notice to You and the Rating Agencies, and (ii) Your surrender of this Agreement and our issuance of a new agreement to the new owner or owners.

8.08      ENTIRE CONTRACT

     The entire contract is made up of this agreement, the Schedule Page and amendments hereto.

8.9       INCONTESTABILITY

     We cannot contest this agreement.


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8.10      SEVERABILITY

     Any provisions of this agreement which are or become prohibited or unenforceable in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction, nor shall such action invalidate or impair the remaining provisions hereof.

8.11      MATURITY

     After this Agreement has been in effect for five years, this Agreement shall be automatically extended for additional one-year periods beginning at the completion of the then-current period. These extensions shall occur automatically unless either party hereto notifies the other party hereto otherwise in writing 60 days prior to the then-applicable extension date. In no event, however, shall this Agreement extend beyond October 15, 2007.

8.12      INCORPORATION OF CUSTODY AGREEMENT BY REFERENCE

     All provisions of the Custody Agreement are hereby incorporated herein by reference and made a part hereof.


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